ITC DELTACOM LETTERHEAD


1.  CUSTOMER BUSINESS/CONTRACT CONTACT ("BILL TO"):

    Organization/Division: KNOLOGY Holding, Inc.

               Name/Title: Rickey Luke - Chief Technology Officer

            Street/PO Box: 1241 OG Skinner Dr.

                     City: West Point     County:         State: GA   Zip: 31833

         Telephone Number: (706) 645-3995      Fax Number: (706) 645-0148


2.  SERVICE TERM COMMITMENT: (PLEASE CHECK THE SERVICE TERM YOU REQUIRE BELOW)


                                     TERM
SERVICE                     1 YEAR/2 YEAR/3 YEAR     MONTHLY PRICE     INSTALLATION     INITIALS
------                      --------------------     -------------     ------------     --------
 3 Mbps Sustained Usage
 6 Mbps Sustained Usage         3 years                 5,100.00            -0-
 9 Mbps Sustained Usage
12 Mbps Sustained Usage
15 Mbps Sustained Usage
20 Mbps Sustained Usage
45 Mbps Sustained Usage

[ ] New Loop        [ ] Internet Service only
[ ] Existing Loop   [ ] Internet & other service (LD, Local, FR, ATM)
                    [ ] Channel Assignment for Internet (if known):
                                                                    ------------

After circuits are successfully turned up we will Discontinue the TI's from Montgomery and Columbus.
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ITC DELTACOM INTERNET ACCESS CONTRACT

This contract (the "Agreement"), by and between ITC DeltaCom Communications, Inc. (ITC DeltaCom) with its office at 306 Alabama Street, Auburn, AL 36832 and Customer (as above) for the provision by ITC DeltaCom or its subcontractors of certain switched computer network connectivity services (the "Internet Access") for use by Customer.

1. COMPLIANCE WITH LAW AND POLICY.
Any content or transmission through the Service in violation of any local, state, Federal or inter-national laws, regulations or treaties or accepted Internet policy is prohibited. Any such violations may be grounds for termination of the Service.

2. CUSTOMER EQUIPMENT AND NETWORK. ITC DeltaCom provides no user access security with respect to any of Customer's facilities or facilities of others. Customer shall be responsible for user/access security and network access. ITC DeltaCom will assist in network security breach detection or identification at ITC DeltaCom standard rate, but shall not be liable for any inability, failure, or mistake in doing so.

3. CUSTOMER IDENTITY. Use of the Service will involve listing Customer's participation in relevant directories. ITC DeltaCom will occasionally require new registration and account information by customer to continue this Service. In addition, Customer shall notify ITC DeltaCom in writing of any changes in the account information, such as address, company name, or contact.

4. OTHER NETWORKS ON THE INTERNET.
A. USAGE. If Customer provides services through other networks, ITC DeltaCom accepts no responsibility for their authorization on such networks. Use of other networks may require approval of the respective network authorities and use will be subject to any acceptable usage policies such networks establish.

B. PERFORMANCE. ITC DeltaCom does not own or control networks outside of ITC DeltaCom, nor is responsible for performance (or non-performance) within them or within non-ITC DeltaCom-operated interconnection points between ITC DeltaCom and other networks.

5. ITC DELTACOM CUSTOMER SUPPORT. ITC DeltaCom shall provide to Customer, in accordance with the written ITC DeltaCom policies, technical consultation and instruction regarding network hardware, software, access techniques and commands at ITC DeltaCom's Standard Rates. ITC DeltaCom is not responsible to Customer for the cost or expense of administrative, technical, emergency, or support personnel at Customer's location necessary for dealing with ITC DeltaCom and for providing and maintaining Customer's own computer equipment, or ITC DeltaCom or other network access.

6. DOMAIN NAME.
A. QUANTITY. ITC DeltaCom shall apply for on behalf of Customer and/or route into ITC DeltaCom one (1) registered domain name as part of the Service. Additional domain names may be routed through the Service at additional monthly service fees per domain name. Please use ITC DeltaCom's "Change of Service Contract" to add additional domain names.

7. NETWORK POLLING AND MONITORING.
THE CUSTOMER AGREES TO GIVE ITC DELTACOM POLLING RIGHTS TO THEIR ROUTER FOR THE DURATION OF THIS AGREEMENT. THIS INFORMATION WILL BE KEPT IN CONFIDENCE AND USED FOR NETWORK PLANNING AND CUSTOMER CONFORMATION.

8. SERVICE FEES.
A. INITIAL COMMITMENT. Customer shall commit through its purchasing document the one-time registration fee, initial term Service fees (selected on page 1 of this Agreement) and the InterNIC Domain Name fee. The Domain Name registration fee is nonrefundable. The Service fees guarantees the purchased bandwidth regardless of usage or non-usage of purchased bandwidth or system access by legitimate users at Customer's location. If Customer commits to an extended term of Service by initialing the appropriate section on the first page of this Agreement, listed discounts will apply to the monthly Service fees, but not the registration fee or InterNIC Domain Name fee.

B. PURCHASE ORDERS. Customers may submit a purchase order for the initial term costs. In the case of international, federal, state, or local government orders, Customer purchase order must contain the following language, "Notwithstanding any provisions to the contrary on the face of this purchase order or on any attachments to this purchase order, this purchase order is being used for administrative purposes only, and this order is placed under and subject solely to the terms and conditions of the ITC DeltaCom Internet Access Contract executed between Customer and ITC DeltaCom.

C. INVOICING. ITC DeltaCom's initial invoice to Customer shall be the onetime start-up fee, the InterNIC Domain Name fees, and the first monthly Service fee. Subsequent Service fees shall be invoiced by ITC DeltaCom and are payable to ITC DeltaCom within twenty (20) days of the invoicing date.

9. ANNIVERSARY DATE. The "Anniversary Date" refers to the initial day in which packets of data can be sent to the Customer's site from ITC DeltaCom. NOTWITHSTANDING THE ABOVE, THE ANNIVERSARY DATE SHALL BE NO LATER THAN 90 DAYS FROM THE DATE THE SERVICE ORDER WAS PROCESSED BY ITC DELTACOM'S SALES ADMINISTRATION. AFTER 90 DAYS, CUSTOMER MAY TERMINATE THE SERVICE FOR INACTIVITY WITH NO PENALTY BEYOND THE AMOUNT OF THE INITIAL REGISTRATION FEE.

10. TERM/EXTENSION/TERMINATION. This Agreement shall extend from the date this Agreement is signed until the end of the initial non-cancelable term of Service is selected on Page 1 of this Agreement. This Agreement shall be subject to such extensions as determined by either Customer's new purchasing document OR continuing use of the Service. Upon completion of the term of the initial service contract, the continued use of ITC DeltaCom's Internet Access by the customer will constitute a renewal of the initial service contract for another term. This Agreement may be terminated by ITC DeltaCom, or by Customer after expiration of the initial term, UPON THIRTY (30) DAYS PRIOR WRITTEN NOTICE without penalty; however, termination by Customer shall not create the right to a refund of any Service fees previously paid or payable, except in the event ITC DeltaCom is unable to connect Customer to ITC DeltaCom due to ITC DeltaCom's negligence. Customer cannot terminate the Service during the initial term.

11. SERVICE ADJUSTMENTS. If a ITC DeltaCom point-of-presence fails due to its equipment or circuit(s) between POPs failing (except in the case of fire, flood or other act of God), and this failure results in the disruption of the Service, then the following adjustments will be made: IF A DISRUPTION OF SERVICE HAS NOT BEEN RESOLVED WITHIN TWELVE HOURS, ITC DELTACOM WILL PROVIDE ADDITIONAL SERVICE DAYS TO CUSTOMER BEYOND THE SERVICE TERM FOR ANY CALENDAR DAY (OR PORTION THEREOF) OF THE SERVICE DISRUPTION. ONLY ONE ADDITIONAL SERVICE DAY CAN BE GRANTED FOR SERVICE OUTAGES PER CALENDAR DAY OR (PORTION THEREOF). The foregoing represents the sole remedy available to Customer for Service disruptions.

12. LIMITED WARRANTY. ITC DeltaCom warrants that the Service will pass data packets from Customers' Router to the Internet ITC DeltaCom is not responsible for the customers' Local Networks, Wide Area Networks, Computers, and/or other hardware. ITC DELTACOM IS NOT RESPONSIBLE FOR the reliability of equipment which ITC DeltaCom did not install or configure. Customer is responsible for assessing its own computer and transmission network needs, and is solely responsible for the results obtained therefrom. ITC DELTACOM MAKES NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Use of any information obtained through the Service is at Customer's risk. ITC DeltaCom specifically denies any responsibility for the accuracy or quality of information obtained through the Service.

13. LIMITATION OF LIABILITY. In no event shall either party be liable for direct damages greater than the sum total of payments made by Customer to ITC DeltaCom during the Three (3) months immediately preceding the event for which damages are claimed. In no event shall either party be liable for any indirect, incidental, demonstrative, punitive, or other consequential damages (including, without limitation, lost profits) arising out of or in relation to this Agreement.

14. ASSIGNMENT. Customer may not sell, transfer, or assign this Agreement without the prior written consent of ITC DeltaCom. Any act of derogation of the foregoing shall be null and void. Any such assignment shall not relieve the assigning party of tis obligations hereunder.

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15. DEFAULT. Should the Customer fail to pay any invoiced item within 30 days of the date of invoice, ITC DeltaCom reserves the right to cease providing the services invoiced until such time as the invoice is paid. Such interruption of service shall not be a breach of the agreement, and shall not afford the Customer any relief outlined in Section 11, above. If, after 10 days written notice to the Customer, the invoice shall remain unpaid, ITC DeltaCom, as its election, may declare the Customer in default of the agreement. If Customer defaults, all amounts remaining to be paid under the Initial Term shall immediately become due and payable. A defaulting Customer shall be responsible for all fees and expenses of collection, including attorney fees. Customer waives all state, federal, and constitutional rights to exemption in the collection of any debt.

16. GENERAL TERMS. The waiver or failure of ITC DeltaCom to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of that right or any other right under this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement will remain in full force and effect. This Agreement represents the complete agreement and understanding of the parties with respect to the subject matter herein, and supersedes any other Agreement or understanding, written, or oral. In the event of any conflict arising between Customer's purchase order terms and this Agreement, the terms of this Agreement shall take precedence. This Agreement may be modified only in writing signed by both parties. The law of the State of Alabama shall govern this Agreement, and any action seeking to enforce or litigate any aspect of this Agreement must be brought in the courts of Lee County, Alabama.

Both parties represent and warrant that they have full corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder, and that the person whose signature appears below is duly authorized to enter into this Agreement on behalf of the party.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH:

    RICKEY LUKE--Chief Technology Officer
----------------------------------------- --------------------------------------
Authorized Customer Representative/Title  Authorized ITC DeltaCom Representative
(PLEASE TYPE OR PRINT)                    (PLEASE TYPE OR PRINT)


/S/ RICKEY LUKE         September 1, 1998
----------------------------------------- --------------------------------------
Customer Signature            Date        ITC DeltaCom Representative Signature
                                          Date